EXHIBIT 99.1

     SureWest to Report Retirement Program Charge, and Continues
                         Streamlining Program;
                   Announces 2004 Operating Metrics;
       Fourth Quarter Conference Call Slated for March 15, 2005

    ROSEVILLE, Calif.--(BUSINESS WIRE)--Feb. 2, 2005--SureWest Communications (NASDAQ:SURW) reported today that approximately 7% of its workforce have accepted a previously announced early retirement offer initially extended by the Company in November, 2004. These employee retirements are expected to be completed by February 18, 2005. SureWest expects to incur pretax charges of approximately $4 million in the fourth quarter of 2004 and $1 million in the first quarter of 2005 in connection with this activity.
    In addition, the company announced its 2005 strategy for driving efficiency and long term growth. A cost reduction and workforce consolidation process is underway. SureWest plans to reduce operating expenses by approximately 6 percent in 2005 through a realignment of its organizational structure in order to focus on its primary customer segments. The company expects to eliminate functional redundancies, combine duplicate or overlapping work areas, consolidate separate billing and other systems, and reduce overall labor costs. Certain of these steps have already been initiated.
    "Essentially all aspects of our business are currently being examined. We intend to take the steps needed to best position SureWest for long term success in this very competitive telecom marketplace," said Brian Strom, President and CEO, SureWest. "It is our belief that additional cost reductions and workforce consolidation measures will increase operational clarity, promote capital efficiency, and provide structural cost advantages that are sustainable and that will enable top-line growth. But I also want to make it clear that SureWest will continue the aggressive build-out of our fiber-to-the-premise (FTTP) network in the region, so that we can provide our superior InfinitAccess bundled products to more people in the Sacramento marketplace."
    Strom added that SureWest plans to have the organization changes implemented by the second quarter of 2005. He also stressed that capital spending for 2005 is anticipated to be near 2004 levels.
    In releasing selected operating metrics for the fiscal year completed December 31, 2004, SureWest demonstrated strong top-line growth in its broadband and wireless business segments. Highlights from the operating metrics included (view the attached selected operating metrics table):

    --  A 40 percent increase in FTTP subscribers

    -- A 13 percent increase in DSL (digital subscriber line) subscribers

    --  A broadband churn rate that remains less than 2 percent

    --  A 25 percent increase in wireless contract subscribers

    --  A 130 percent increase in net wireless contract additions

    --  Overall wireless subscriber growth of 13 percent

    SureWest will release financial results for the fourth quarter and full year ended December 31, 2004, before the market opens on Tuesday, March 15, 2005.
    The company will host a conference call and live Webcast at 11:00 a.m. Eastern Time on Tuesday, March 15th to discuss fourth-quarter and full-year 2004 results. Open to the public, the Webcast will be available from the company's investor relations website at www.surw.com and via replay shortly after completion of the call. A telephone replay of the conference will also be available a short time after the conference call and through Saturday, March 19th, by dialing 888-286-8010 and entering passcode 55011723. Be sure to visit www.surw.com for updates prior to the call.

    About SureWest

    With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

    Important factors that could cause actual results to differ from those set forth in the forward looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues recently identified by the company's independent auditors, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.


                        SUREWEST COMMUNICATIONS
                      Selected Operating Metrics

                                       As of and for the quarter ended

                                       December    December      %
                                       31, 2004    31, 2003   Change
                                      --------------------------------
LINE SUMMARY
ILEC access lines                       131,905     136,365     -3.3%
Broadband access lines (1)               13,224       9,067     45.8%
Total SureWest access lines             145,129     145,432     -0.2%

TELECOM
ILEC access lines                       131,905     136,365     -3.3%
ILEC voice-grade equivalents (2)        441,100     454,000     -2.8%
Long distance lines                      47,512      42,911     10.7%
Long distance penetration                 36.0%       31.5%     14.5%

BROADBAND
CLEC access lines                         1,879       1,574     19.4%
CLEC voice-grade equivalents (2)        148,600     140,300      5.9%
DSL data subscribers                     22,442      19,882     12.9%
    DSL IPTV subscribers                  1,095           -        nm
FTTP marketable homes                    67,700      42,700     58.5%
FTTP subscribers                         15,689      11,101     41.3%
Total FTTP revenue-generating units
 (RGUs) (3)                              36,336      25,486     42.6%
    Voice RGUs                           11,356       7,493     51.6%
    Video RGUs                           11,901       8,924     33.4%
    Data RGUs                            13,079       9,069     44.2%
FTTP marketable homes penetration (4)     23.0%       26.0%    -11.4%
FTTP churn                                 1.8%        1.5%    -20.0%

WIRELESS
Total subscribers                        52,657      46,724     12.7%
    Contract subscribers                 46,861      37,459     25.1%
POPs (5)                              3,477,000   3,422,000      1.6%
POPs covered (5)                      2,710,000   2,670,000      1.5%
Net contract additions                    4,964       2,158    130.0%
Net non-contract attrition               -1,379        -609   -126.4%
Contract churn (6)                         3.1%        3.0%     -3.3%

    (1) The sum of CLEC access lines and FTTP voice RGUs.

    (2) Voice-grade equivalents (VGEs) are calculated by dividing the capacity of all circuits in use by 64 kilobits (bandwidth representing a voice access line), excluding ethernet service and Broadband FTTP data RGUs. DSL VGEs are counted as two 64 kbps channels.

    (3) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, excluding additional units.

    (4) FTTP marketable home penetration is calculated on residential marketable homes passed and residential FTTP subscribers. The total FTTP subscribers also includes 127 SME customers in 2004 and 17 SME customers in 2003, which are not included in the penetration rate.

    (5) POPs and POPs covered were previously reported as 3.3M and 2.8M, respectively, at December 31, 2003. These have been adjusted for comparison to 2004 figures, which reflect a more precise measurement methodology.

    (6) Quarterly turnover in contract customers (total contract customer disconnects divided by sum of monthly average contract subscribers).


    CONTACT: SureWest Communications
             Phil Grybas, 916-786-4282
             p.grybas@surewest.com